Exhibit 23(j)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment No. 9 to The BSG Funds Trust's Registration Statement on Form N-1A (file No. 333-22075), including the reference to our firm on the back cover of the Prospectus, and the reference to our firm under the heading "Accountants" in the Statement of Additional Information.

/s/ McCurdy & Associates CPA's, Inc.
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McCurdy & Associates CPA's, Inc.
Westlake, Ohio
October 19, 2000